UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 23, 2009
Date of Report (Date of earliest event reported)
ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01. Regulation FD Disclosure
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 23, 2009, the Board of Directors of LE GP, LLC, the general partner of Energy Transfer Equity, L.P. (“ETE”), appointed Sonia Aubé as the Vice-President of Administration and Secretary of ETE, effective immediately.
     Mrs. Aubé, age 44, has served as the Secretary of ETE since October 12, 2005. Prior to joining ETE, Mrs. Aubé served as the Director of Business Development of the Dallas office of Hunton & Williams LLP, a national law firm.
Item 7.01. Regulation FD Disclosure.
     On January 26, 2009, ETE issued a press release announcing its Board of Directors approved a cash distribution for the quarter ended December 31, 2008.
     A copy of the press release is set forth in Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 8.01. Other Events.
     On January 26, 2009, ETE issued a press release announcing ETE’s quarterly distribution to unitholders.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number	Description of the Exhibit

Exhibit 99.1	Energy Transfer Equity, L.P. Press Release, dated January 26, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.

	By:	LE GP, LLC,
its general partner

Date: January 26, 2009		/s/ John W. McReynolds John W. McReynolds
President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of the Exhibit

Exhibit 99.1	Energy Transfer Equity, L.P. Press Release, dated January 26, 2009.